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Exhibit 10.2

                        RIDER TO BUSINESS LOAN AGREEMENT
                          (UNCOLLECTED FUNDS AGREEMENT)

         This Rider to Business Loan Agreement ("Rider") is attached to and made a part of that certain Business Loan Agreement ("Agreement") executed by I/OMAGIC CORPORATION ("Borrower") in favor of Chinatrust Bank (U.S.A.) ("Lender") in correction with certain credit facilities granted by Lender to Borrower in the principal sum of $14,000,00.00 evidenced, in part, by a Change In Terms Agreement dated 04-09-2002 executed by Borrower in favor of Lender in the principal sum of $14,000,000.00 ("Note"). Borrower has requested Lender to provide Uncollected Funds utilization credit to Borrower for certain deposits made by Borrower in its deposit account(s) with Lender. Lender is willing to provide such Uncollected Funds utilization credit subject to the terms and conditions hereinafter set forth. Capitalized terms not defined herein shall have the meaning ascribed to it in the Agreement. In consideration for the credit facilities extended by Lender to or at the request of Borrower, Borrower agrees as follows:

         1. ADDITIONAL DEFINITIONS. 1n addition to any other term defined in the Agreement, the following words shall have the following meanings when used in this Rider.

                  a. "Account Agreement" shall mean the Account Agreement and Disclosure of Lender, Business Checking-Analyzed Schedule, Signature Card, and other documents as may be amended, substituted or replaced from time to time, with respect to any deposit account Borrower has with Lender.

                  b. "Advance" or "Advances" shall mean any advances or disbursement of loan proceeds by Lender pursuant to the Agreement and this Rider.

                  c. "Advance Rate" shall mean the variable rate of interest per annum based on a 365/360 day year equal to 0.75% over Wall Street Journal prime rate. Under no circumstances will the interest rate be less than 5.50% per annum.

                  d. "Overdraft Protection Facility" shall mean the credit availability under which the Borrower can request cash Advances to cover any accounts with Lender which are overdrawn.

                  e. "Uncollected Funds" shall mean any and all items, including, but not limited to, checks, drafts, and other items and instruments deposited by Borrower, payable by a third party to Borrower, in Borrower's deposit account # 22606270 maintained with Lender which items have not yet been paid by the payer of said items as a result of the Bank having to put a hold on the funds pursuant to the Account Agreement, any Banking Regulation or because of the time necessary for an item to be paid by the payer when submitted through normal banking channels. The term "Uncollected Funds" does not include those checks, drafts and other items and instruments drawn on or payable by Lender or presented for direct collection by Lender or transferred through an electronic funds transfer system or through an automated clearing house, or any other funds which Lender determines, in its sole discretion and judgment, to exclude for purposes of making an Uncollected Funds Advance.

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                  f.       "Uncollected Funds Obligations" shall mean any and
                           all obligations owing from Borrower to Lender, from time to time, arising from any and all Uncollected Funds Advances.

                  g. "Uncollected Funds Line of Credit" shall mean the Line of Credit granted to Borrower pursuant to this Rider for the purpose of covering all items deposited into Borrower's deposit accounts with Lender which are Uncollected Funds.

                  h. "Uncollected Funds Limit" shall mean Advances made on Uncollected Funds not to exceed the sum of $1,000,000.00.

                  i. "Uncollected Funds Line of Credit Rate" shall mean the variable rate of interest per annum equal to 5.000% over Wall Street Journal New York prime rate based on a 365/365day year.

         2. UNCOLLECTED FUNDS FACILITY. (If no Overdraft Protection Facility is granted)

                  a. Fees on Uncollected Funds Advances shall accrue on the date such Advances are made and calculated based on the Uncollected Funds Line of Credit Rate.

                  b. The aggregate amount of Uncollected Funds Advances in all of Borrower's deposit accounts with Lender shall not exceed the Uncollected Funds Limit.

                  c. Borrower agrees not to permit the outstanding balance of the Uncollected Funds Obligations to exceed the amount set forth in Paragraph 2b above.

                  d. Until the Maturity Date (as defined in the Note), unless sooner terminated as provide in the Agreement, Borrower may use the Uncollected Funds Line of Credit in accordance with the terms and conditions of this Rider.

                  e. Lender shall assess a monthly usage fee on Borrower's Uncollected Funds Line of Credit as set forth in this Rider and the Account Agreement. 1f not specifically stated in the Account Agreement, the monthly usage fee shall be calculated on a daily basis by using the Uncollected Funds Line of Credit rate based on a 365/365 year.

         3.       UNCOLLECTED FUNDS/OVERDRAFT PROTECTION FACILITY.

                  a. The aggregate usage of Uncollected Funds in all of Borrower's deposit accounts with Lender and the outstanding balance of Advance drawn under Overdraft Protection Facility shall not exceed $N/A.

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                  b.       A usage fee on Uncollected Funds Line of Credit shall
                           accrue on the date such usage is made of the Uncollected Funds and is calculated by using Uncollected Funds Line of Credit Rate.

                  c. Interest on outstanding balance of Advances drawn under the Overdraft Protection Facility shall be calculated daily by using the Advance Rate based on a 365/365 year.

                  d. Borrower agrees not to permit the aggregate amount of outstanding balance of the Uncollected Funds Obligations and outstanding balance of Advances under the Overdraft Protection Facility to exceed the amount set forth in Paragraph 3a above.

                  e. Until the Maturity Date (as defined in the Note), unless sooner terminated as provided in the Agreement, Borrower may use the Uncollected Funds Line of Credit and Overdraft Protection Facility in accordance with the terms and conditions of this Rider.

                  f. Lender shall assess a monthly usage fee on Borrower's Uncollected Fund Facility and Overdraft Protection Facility and Borrower shall pay interest monthly on any Advances made by Lender as set forth in this Rider and the Account Agreement. If not specifically stated in the Account Agreement, the usage fee to be paid monthly is the interest due on the Uncollected Funds Line of Credit.

         4. USAGE AGAINST UNCOLLECTED FUNDS. Borrower acknowledges and agrees that any Uncollected Funds Advance is a loan from Lender to Borrower under the Agreement and constitutes a separate, independent obligation of Borrower to Lender under the Agreement. Borrower further acknowledges and agrees that the terms set forth in the Agreement and in this Rider are in addition to any term, provision and condition in the Account Agreement, including, but not limited to, any and all fees, costs, interest due on uncollected Funds for which an Uncollected Funds Advance is not made under the Agreement and fees for returned items and overdrafts and do not act as a waiver, amendment, substitution or release of any of Borrower's obligation to Lender under the Account Agreement.

         5. SECURITY INTEREST. Borrower hereby grants, assigns, pledges and hypothecates to Lender all of Borrower's right, title and interest in and to all deposit accounts maintained by Borrower with Lender as security for each and all of the obligations of Borrower to Lender under the Agreement and the Related Documents.

         6. INDEMNIFICATION. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, demands, liabilities, damages, costs, expenses of any kind whatsoever, arising out of any advances made by Lender hereunder or Lender's refusal or failure to make any Advances hereunder.

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         7.       TERMS OF THE BUSINESS LOAN AGREEMENTS. All terms, conditions and covenants set forth in the Agreement are incorporated herein by this reference. In the event of any conflict in the terms, conditions and covenants in the Agreement and this Rider, the terms of this Rider shall control.

         8. TERMINATION OF LENDER'S OBLIGATION TO ADVANCE. Lender's obligation to make any Advances on either the Uncollected Funds Line of Credit and/or the Overdraft Protection Facility shall cease on the Maturity Date of the Note and in the event that Borrower (1) fails to make any payment due to Lender pursuant to the Agreement, the Rider, the Account Agreement, the Related Documents or with respect to any obligation of any kind with Lender, (2) exceeds the amount of usage under the Uncollected Funds Line of Credit or Overdraft Protection Facility, (3) breaches any term, condition or covenant of the Agreement, Rider, Account Agreement, the Related Documents or any other document evidencing obligations due to Lender, (4) if Lender in good faith believes that Borrower will be unable to pay any and all sums due to Lender, (5) if Borrower is in default of any obligation of any kind or nature to Lender or to any other person, (6) a Petition pursuant to any Chapter of the Bankruptcy Code or any other insolvency statute or law is filed by or against Borrower, or (7) if a Receiver is appointed over Borrower's assets.

         9. FAILURE TO MAKE PAYMENTS. In the event that Borrower fails to pay any sums due pursuant to this Rider, Borrower shall be liable to pay a late charge for any payment due to Lender in the sum of five percent of payment due or $5.00, whichever is greater, Additionally, in the event Borrower fails to pay any sum due pursuant to this Rider, the Advance Rate and/or the Uncollected Funds Line of Credit Rate shall be increased by an additional 5%.

         BORROWER

         I/OMAGIC CORPORATION

         /S/ Tony Shahbaz
         ----------------------------------------
         By:  Tony Shahbaz, President/Secretary

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